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                                   EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               COVE APPAREL, INC.

                      THE PRINCIPALS OF COVE APPAREL, INC.

                                  EUROSEAS LTD.

                                       and

                        EUROSEAS ACQUISITION COMPANY INC.

                           Dated as of August 25, 2005


                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 25, 2005, by and among Euroseas Ltd., a corporation organized under the laws of the Republic of the Marshall Islands ("Euroseas"), Euroseas Acquisition Company Inc., a corporation organized under the laws of the State of Delaware ("EuroSub"), Cove Apparel, Inc., a Nevada Corporation ("Cove"), Kevin Peterson ("K. Peterson"), Shawn Peterson ("S. Peterson"), Jodi Hunter ("Hunter") and Daniel Trotter ("Trotter" and together with K. Peterson, S. Peterson and Hunter, each a "Cove Principal" and collectively, the "Cove Principals").

                                   WITNESSETH:

WHEREAS, the boards of directors of each of EuroSub and Cove believe it is in the best interests of each company and their respective stockholders that EuroSub acquire Cove through the merger of Cove with and into EuroSub (the "Merger") and, in furtherance thereof, have approved the Merger;

WHEREAS, pursuant to the Merger, among other things, each of the issued and outstanding shares of Cove Capital Stock (as defined below) shall be converted into the right to receive shares of Euroseas, par value $0.01 per share (the "Euroseas Shares");

WHEREAS, the parties intend that the Merger shall constitute a plan of reorganization pursuant to Section 368 of the Code (as defined below);

WHEREAS, Cove and the Cove Shareholders, on the one hand, and Euroseas on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:



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                                   DEFINITIONS

Definitions.

Except as otherwise specified herein, the following terms, when used in this Agreement, have the respective meanings set forth below:

"Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such other Person.

"Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

"Code" means the United States Internal Revenue Code of 1986.

"Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "Controlled" and "Controlling" shall have a correlative meaning.

"Cove Capital Stock" means collectively, the Cove Common Stock, par value $0.001 per share.

"Dollar" or "$" means the United States Dollar.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

"Exchange Act" shall mean the United States Securities Exchange Act of 1934.

"GAAP" means United States generally accepted accounting principles as in effect, from time to time, consistently applied.

"Governmental Authority" means any United States (federal, state or local) or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.


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 "Knowledge of Cove" or "Knowledge" with respect to Cove means the knowledge of
(i) any Cove Principal or (ii) any officer or director of Cove.

"Knowledge of Euroseas" or "Knowledge" with respect to Euroseas means the knowledge of any officer or director of Euroseas.

"Law" means any United States (federal, state or local) or foreign statute, law, ordinance, regulation, rule, code, order, judgment, injunction or decree.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, in respect of such property or asset.

"Material Adverse Effect" means with respect to Euroseas or Cove, as applicable, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of it and its subsidiaries taken as a whole, or on its ability to consummate the transactions contemplated hereby except (i) any effect arising from this Agreement or the transactions contemplated hereby, (ii) any effect applicable generally to the industries in which Cove and Euroseas operate and (iii) general economic or financial effects.

"Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Per Share Merger Consideration" means for each share of Cove Capital Stock, the right to receive consideration equal to 0.102969 fully paid and nonassessable Euroseas Shares, subject to adjustment for any reverse stock split.

"Person" means any natural person, general or limited partnership, corporation, limited liability company, firm, association, trust or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Pledged Shares" means 475,000 Euroseas Shares to be received in connection with the Merger, acquired in private transactions, in the open market or otherwise) that are pledged to Euroseas by the Cove Principals or other pledgors reasonably acceptable to Euroseas and deposited with an independent collateral agent in accordance with Section 9.2 below to secure the indemnification obligations of the Cove Principals under Article IX of this Agreement.

"Private Placement Transaction" means that certain private placement transaction between Euroseas and certain private investors pursuant to that Securities Purchase Agreement, dated as of August 25, 2005.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933.

"Subsidiaries" means Diana Trading Ltd., a company organized under the laws of the Republic of the Marshall Islands, Alterwall Business Inc., a company organized under the laws of the Republic of Panama, Allendale Investments S.A., a company organized under the laws of the Republic of Panama, Alcinoe Shipping Limited, a company organized under the laws of the Republic of Cyprus, Searoute Maritime Limited, a company organized under the laws of the Republic of Cyprus, OceanPride Shipping Limited, a company organized under the laws of the Republic of Cyprus and OceanOpera Shipping Limited, a company organized under the laws of the Republic of Cyprus, each of which is a "Subsidiary" and all of which are Subsidiaries of Euroseas.


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"Tax" or "Taxes" means all United States (federal, state or local) or foreign income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

"Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

"Trademarks" means all of those trade names, trademarks, service marks, jingles, slogans, logos, trademark and service mark registrations and trademark and service mark applications owned, used, held for use, licensed by or leased by Euroseasand the Subsidiaries, or Cove, as applicable, and, in each case, the goodwill appurtenant thereto.

Other Defined Terms.

Except as otherwise specified herein, the following terms have the respective meanings as defined in the Sections set forth below:

                           TERM                                       SECTION
--------------------------------------------------------------------------------

Agreement                                                            Preamble

Certificates                                                            2.6

Closing and Closing Date                                                2.2

Cove                                                                 Preamble

Cove Acquisition Transaction                                          5.2(b)

Cove Common Stock                                                       4.2

Cove Contracts                                                          4.5

Cove Directors                                                          6.4

Cove Financial Statements                                              4.13

Cove Intellectual Property                                             4.17

Cove Permits                                                          4.9(b)

Cove Principals                                                      Preamble


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


Cove SEC Reports                                                       4.14

Cove Software                                                      4.17(b)(iii)

Cove Special Meeting                                                    3.9

Cove Stockholders' Approval                                             6.4

DGCL                                                                    2.1

Dissenting Shares                                                       2.7

Effective Time                                                          2.2

Employment Agreements                                                  6.11

Enforceability Exception                                              3.3(a)

Environmental Laws                                                    3.7(c)

Euroseas                                                             Preamble

Euroseas Acquisition Transaction                                      5.2(a)

Euroseas Contracts                                                      3.5

Euroseas Financial Statements                                          3.11

Euroseas Registration Statement                                       6.2(a)

Euroseas Shares                                                      Recitals

EuroSub                                                              Preamble

Exchange Act Listing                                                    6.5

Exchange Agent                                                        2.9(a)

Indemnified Party                                                     9.3(a)



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Indemnifying Party                                                    9.3(a)

Information Statement                                                 6.2(a)

Licensed Software                                                   4.17(b)(ii)

Loss                                                                  9.2(a)

Merger                                                               Recitals

Merger Certificate                                                      2.2

Notice of Claim                                                       9.3(a)

NGCL                                                                    2.1

Owned Software                                                      4.17(b)(i)

PFIC                                                                   3.15

Pledge Agreement                                                      9.2(c)

Significant Breach                                                    9.2(b)

Stock Exchange Listing                                                  6.5

Surviving Corporation                                                   2.1

RULES OF CONSTRUCTION

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) "or" is not exclusive;

(iv) "including" means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular; and




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(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.



                                   THE MERGER

The Merger.

Upon the terms and conditions set forth in this Agreement, and in accordance with the applicable provisions of the Nevada General Corporation Law ("NGCL") and the Delaware General Corporation Law (the "DGCL"), Cove shall be merged with and into EuroSub at the Effective Time. At the Effective Time, the separate corporate existence of Cove shall cease, and EuroSub shall continue as the surviving corporation. The surviving corporation in the Merger is sometimes referred to as the "Surviving Corporation."

Closing; Effective Time.

The closing of the Merger (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, on the first Business Day following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Cove and EuroSub shall agree (the date on which the closing occurs being the "Closing Date"). On the Closing Date, the parties shall cause the Merger to be consummated by filing a Certificate of Merger or like instrument (the "Merger Certificate") with the Secretary of State of Nevada, in accordance with the applicable provisions of the NGCL and with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time").

Effect of the Merger.

At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NGCL and the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Cove shall vest in the Surviving Corporation, and all debts, liabilities and duties of Cove shall become the debts, liabilities and duties of the Surviving Corporation. At the Effective Time the name of the Surviving Corporation shall be changed to "Cove Apparel, Inc."

Articles of Incorporation; By-laws.

At the Effective Time, the Certificate of Incorporation and Bylaws of EuroSub shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.



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Directors and Officers.

The directors of the Surviving Corporation immediately after the Effective Time shall be the directors set forth in Section 2.5 of the attached Euroseas Disclosure Schedule, plus such other directors as are appointed by EuroSub after the date hereof, each to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the DGCL and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be the officers set forth in Section 2.5 of the attached Euroseas Disclosure Schedule, plus such other officers as are appointed by Eurosub after the date hereof, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

Conversion of Cove Capital Stock.

Subject to Sections 2.7 and 2.9(e), each share of Cove Capital Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, at the election of the holder thereof, the Per Share Merger Consideration. At the Effective Time, all such shares of Cove Capital Stock converted as set forth above shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates that immediately prior to the Effective Time represented any such shares of Cove Capital Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration upon the surrender of such Certificate, in accordance with Section 2.9(b). Exhibit 2.6 lists, as of the Effective Time, the number of Euroseas Shares which shall be issued to the Cove stockholders pursuant to this Section 2.6, assuming that all outstanding Cove Capital Stock is exchanged for, or converted to, Euroseas Shares as contemplated by this Agreement.

Appraisal Rights.

To the extent required under NGCL, notwithstanding any other provisions of this Agreement to the contrary, shares of Cove Capital Stock that are outstanding immediately prior to the Closing and which are held by Cove stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly, in writing, appraisal for such shares in accordance with the applicable provisions of NGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Per Share Merger Consideration. Such Cove stockholders shall be entitled to receive payment of the appraised value of such shares of Cove Capital Stock held by them in accordance with the applicable provisions of the NGCL, except that all Dissenting Shares held by Cove stockholders who failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such shares of Cove Capital Stock under the applicable provisions of NGCL shall thereupon be deemed to have converted into and to become exchangeable, as of the expiration of the statutory notice period following the Closing, of the right to receive, without any interest thereon, the Per Share Merger Consideration, upon surrender, in the manner provided in Section 2.6 above, of the Certificate or Certificates that formerly evidenced such shares of Cove Capital Stock. Any payments required to be made to the holders of any Dissenting Shares shall be funded by Euroseas.



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

Anti-Dilution Provisions.

In the event Euroseas changes (or establishes a record date for changing) the number of Euroseas Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Euroseas Shares and the record date therefor shall be prior to the Effective Time, the Per Share Merger Consideration shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

Surrender of Certificates.

         Exchange Agent. As of the Effective Time, Euroseas shall deposit with such bank or trust company as may be designated by Euroseas and reasonably acceptable to Cove (the "Exchange Agent"), for the benefit of the holders of shares of Cove Capital Stock, for exchange in accordance with this Section 2.9, through the Exchange Agent, the Euroseas Shares issuable pursuant to Section 2.6 in exchange for outstanding shares of Cove Capital Stock. At the time of such deposit, Euroseas, Inc. shall irrevocably instruct the Exchange Agent to deliver the Euroseas Shares to Cove's stockholders after the Effective Time in accordance with the procedures set forth in this Section 2.9, subject to Sections 2.9(f) and (g).

         Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the right to receive the applicable Per Share Merger Consideration pursuant to Section 2.6, a letter of transmittal (in form and substance satisfactory to Euroseas and Cove), with instructions for use in surrendering the Certificates in exchange for the applicable Per Share Merger Consideration with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor that number of whole Euroseas Shares in accordance with Section 2.9(e), together with certain dividends or other distributions in accordance with Section 2.9(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership


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


of Cove Capital Stock that is not registered in the transfer records of Cove, a certificate evidencing the proper number of Euroseas Shares may be issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of Euroseas Shares to a person other than the registered holder of such Certificate or establish to the satisfaction of Euroseas that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.9(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of Section 2.6, plus certain dividends or other distributions in accordance with Section 2.9(c).

         Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Euroseas Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Euroseas Shares represented thereby, if any, and all such dividends and other distributions shall be paid by Euroseas to the Exchange Agent, until the surrender of such Certificate in accordance with this Article
II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of whole Euroseas Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Euroseas Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Euroseas Shares.

         No Further Ownership Rights in Cove Capital Stock. All certificates evidencing Euroseas Shares issued (including any dividends or other distributions paid pursuant to Section 2.9(c)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Cove Capital Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of Cove shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Cove Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.


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         Fractional Shares. No fractional shares of Euroseas common stock shall be issued in the Merger. The aggregate Per Share Merger Consideration to be issued to the holder of a Certificate previously evidencing Cove Capital Stock shall be rounded up to the nearest whole share of Euroseas common stock.

         Termination of Exchange of Euroseas Shares. Any portion of the Euroseas Shares (and any dividends or distributions thereon) that remain undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Euroseas, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to EuroSub for, and, subject to Section 2.9(g), Euroseas, Inc. shall remain liable for payment of their claim for the Per Share Merger Consideration, certain dividends and other distributions in accordance with Section 2.9(c).

         No Liability. Notwithstanding anything to the contrary in this Section 2.9, none of the Exchange Agent, the Surviving Corporation or any party to this Agreement shall be liable to a holder of Euroseas Shares or Cove Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Lost, Stolen or Destroyed Company Certificate. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit and indemnity of that fact by the holder thereof in a form that is reasonably acceptable to the Exchange Agent, the number of Euroseas Shares as required pursuant to Section 2.6; provided, however, that Euroseas may, in its reasonably commercial discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Euroseas or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Dissenting Shares After Payment of Fair Value.

Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting Cove stockholders pursuant to the NGCL, shall be cancelled.

Tax and Accounting Consequences.

It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. Each party has consulted with, and is relying upon, its tax advisors and accountants with respect to the tax and accounting consequences of the Merger.



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                   REPRESENTATIONS AND WARRANTIES OF EUROSEAS

Euroseas hereby represents and warrants to Cove and the Cove Principals as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Euroseas Disclosure Schedule in the labeled section corresponding to the Section of the representation or warranty to which such exceptions relate):

Organization and Qualification.

         Euroseas has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as currently conducted.

         EuroSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EuroSub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation. EuroSub is a wholly-owned subsidiary of Euroseas.

         The copies of the respective of Incorporation and Bylaws of Euroseas and EuroSub, as amended to date and delivered to Cove, are true and complete copies of these documents as now in effect. The minute books of Euroseas and EuroSub are complete and accurate in all material respects.

Capitalization.

         As of immediately prior to the Closing, the authorized capital stock of Euroseas shall consist solely of 100,000,000 common shares, $0.001 par value, and 20,000,000 preferred shares, $0.001 par value, of which 29,754,166 common shares (excluding any shares and warrants to be issued in the Private Placement Transaction), and no preferred shares, will be issued and outstanding. All such common shares are owned solely by Friends Investment Company Inc., a corporation organized under the laws of the Republic of the Marshall Islands ("Friends"), are duly authorized, validly issued and outstanding, fully paid and non-assessable and, have not been issued in violation of the preemptive rights of any Person.



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         The Euroseas Shares to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable and free of all Liens.

         There are no shares of Euroseas which are reserved for issuance upon exercise of the options and/or warrants that are outstanding on the date hereof other than any warrants issued in the Private Placement Transaction.

         The authorized capital stock of EuroSub as of the date hereof consists solely of 500 shares of common stock, par value $0.001 per share, all of which shares are issued and outstanding. All of such shares of common stock that are issued and outstanding are owned by Euroseas, are duly authorized, validly issued and outstanding, fully paid and non-assessable and were not issued in violation of the preemptive rights of any Person.

Authority; Non-Contravention; Approvals.

         Each of Euroseas and EuroSub has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Euroseas' execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Euroseas and EuroSub and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles ((i) and (ii) the "Enforceability Exception").



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

         All material consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any Governmental Authority having jurisdiction over Euroseas or EuroSub or any of their properties required for the execution and delivery by Euroseas of this Agreement to be duly and validly authorized have been obtained or made and are in full force and effect.

         The performance by each of Euroseas and EuroSub of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with its Articles of Incorporation or Bylaws or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Euroseas or EuroSub is a party or by which Euroseas, orEuroSub is bound or to which any of the property or assets of Euroseas or EuroSub is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of Euroseas or EuroSub or any applicable Law or any Order, rule or regulation of any Governmental Authority having jurisdiction over Euroseas, EuroSub or any of their respective properties. No consent, approval, authorization, order, license, registration or qualification of or with any such Governmental Authority is required for the consummation by Euroseas or EuroSub of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained, or (ii) which individually or in the aggregate are not material to Euroseas.



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

Contracts; No Default.

All of the material contracts and agreements of Euroseas and its Subsidiaries (individually, a "Euroseas Contract" and collectively, the "Euroseas Contracts") are valid and binding upon Euroseas or the Subsidiaries, as applicable, and to the Knowledge of Euroseas, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception, and neither Euroseas, nor the Subsidiaries, nor to the Knowledge of Euroseas, any other party to any Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof.

Litigation.

Except as set forth in Section 3.5 of the Euroseas Disclosure Schedule, there are no outstanding Orders, and no legal or governmental investigations, actions, suits or proceedings pending or, to the Knowledge of Euroseas, threatened against or affecting Euroseas or any of the Subsidiaries or any of their respective properties or to which Euroseas or any of the Subsidiaries is or may be a party or to which any property of Euroseas or any of the Subsidiaries is or may be the subject which, if determined adversely to Euroseas or any of the Subsidiaries could individually or in the aggregate have or reasonably be expected to have, a Material Adverse Effect on Euroseas and the Subsidiaries taken as a whole, and, to the best of the Knowledge of Euroseas, no such proceedings are threatened or contemplated by any Governmental Authorities or threatened by others.

Taxes.

         Euroseas and the Subsidiaries have duly filed with the appropriate Governmental Authorities all material franchise, income and all other material Tax Returns other than Tax Returns the failure to file of which would have no Material Adverse Effect on Euroseas or the Subsidiaries. All such Tax Returns were, when filed, and are accurate and complete in all material respects and were prepared in conformity with applicable Laws. Euroseas and the Subsidiaries have paid or will pay in full or have adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Neither Euroseas nor any

Subsidiary is a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted in writing against Euroseas of any of the Subsidiaries that has not been paid. There are no Liens for Taxes upon the assets of Euroseas or any of the Subsidiaries (other than Liens for Taxes not yet due and payable). There is no valid basis, to the Knowledge of Euroseas, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Euroseas or any of the Subsidiaries by any Governmental Authority.

         No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other Taxes are payable by or on behalf of Euroseas or the Subsidiaries to the Marshall Islands or Greece or any political subdivision or Taxing Authority thereof or therein in connection with the issuance of the Euroseas Shares to the Cove stockholders, the issuance of or the delivery by the Cove stockholders of the Cove Capital Stock by the holders thereof.

No Violation of Law.

         Neither Euroseas nor any Subsidiary is in violation of or has been given notice or been charged with any violation of, any Law or Order (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Euroseas. Neither Euroseas nor any Subsidiary has received any written notice that any investigation or review with respect to it by any Governmental Authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Euroseas.

         Each of Euroseas. and the Subsidiaries owns, possesses or has obtained, all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, other than such licenses, permits, certificates, consents, orders, approvals, other authorizations, declarations and filings which individually or in the aggregate are not material to Euroseas and the Subsidiaries taken as a whole, and neither Euroseas nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, and each of Euroseas and the Subsidiaries is in compliance with all Laws relating to the conduct of its business as conducted as of the date hereof other than any failure to so comply that would not have a Material Adverse Effect on Euroseas.

         Euroseas and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial, state and local Laws, including any applicable regulations and standards adopted by the International Maritime Organization, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, petroleum pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses, other approvals, authorizations and certificates of financial responsibility required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, have a Material Adverse Effect on Euroseas and its Subsidiaries.

         None of the transactions contemplated herein will violate any Foreign Assets Control Regulations of the United States contained in Title 31, Code of Federal Regulations, Parts 500, 505, 515 and 535.

Properties.

         Except as provided herein, Euroseas and the Subsidiaries have good and marketable title to all of the assets and properties which they purport to own as reflected on the most recent balance sheet comprising a portion of the Euroseas Financial Statements, or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Euroseas and the Subsidiaries do not have any leasehold interests in any properties. Neither Euroseas, the Subsidiaries nor, to Euroseas' Knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of Euroseas or the Subsidiaries is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to Euroseas' Knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of Euroseas or the Subsidiaries is subject to any restriction which would have a Material Adverse Effect on Euroseas.

         Each Subsidiary is the sole owner of the vessel set forth opposite its name in Section 3.8(b) of the Euroseas Disclosure Schedule, subject to any Liens as set forth therein. The description of each vessel set forth in Section 3.8(b) of the Euroseas Disclosure Schedule is accurate in all material respects.

         The material equipment, fixtures and other personal property of Euroseas and the Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted, except where the failure to be in such condition or repair would not have a Material Adverse Effect on Euroseas.

Information Statement and Form 8-K.

None of the information to be supplied by Euroseas for inclusion in the Information Statement, or in any amendments or supplements thereto, to be distributed to the stockholders of Cove in connection with the meeting or approval by consent of such stockholders (the "Cove Special Meeting") to vote upon this Agreement and the transactions contemplated hereby, and the Form 8-K to be filed by Cove with respect to this transaction will, at the time of the mailing of the Information Statement and at the time of the Cove Special Meeting and at the time of the filing of the Form 8-K contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Employees.

To Euroseas' Knowledge, no key employee or group of employees has any plans to terminate employment with Euroseas or any of the Subsidiaries.

Financial Statements.

Euroseas has provided Cove with its audited consolidated balance sheets as at December 31, 2004, 2003 and 2002 and related audited consolidated statements of income, cash flows and stockholders' equity of Euroseas and the Subsidiaries and its unaudited consolidated balance sheet as at March 31, 2005 and related statements of income, cash flows and stockholders' equity for the three month period then ended (collectively, the "Euroseas Financial Statements"). The Euroseas Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of Euroseas and the Subsidiaries as of the dates, period and year indicated, prepared in accordance with GAAP (subject in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which individually or collectively, are not material to Euroseas) Without limiting the generality of the foregoing,
(i) as of the dates of the consolidated balance sheets comprising a portion of the Euroseas Financial Statements, there was no material debt, liability or obligation of any nature not reflected or reserved against in the Euroseas Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP, and (ii) there are no assets of Euroseas or the Subsidiaries, the value of which (in the reasonable judgment of Euroseas) is materially overstated in the Euroseas Financial Statements. Except as disclosed therein or in Section 3.11 of the Euroseas Disclosure Schedule or as incurred in the ordinary course of business since December 31, 2004, Euroseas has no known material contingent liabilities (including liabilities for Taxes) other than as contemplated hereunder or in connection herewith. Euroseas is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

Absence of Certain Changes or Events.

Except as set forth in Section 3.12 of the Euroseas Disclosure Schedule or in connection with this Agreement and the transactions contemplated hereby, since December 31, 2004 there has not been:

         any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Euroseas or its Subsidiaries;

         any material damage, destruction or loss of any material properties of Euroseas and the Subsidiaries, whether or not covered by insurance, which would have a Material Adverse Effect on Euroseas;

         any material change in the manner in which the business of Euroseas and its Subsidiaries has been conducted, which would have a Material Adverse Effect on Euroseas;

         any material change in the treatment and protection of trade secrets or other confidential information of Euroseas and the Subsidiaries, which would have a Material Adverse Effect on Euroseas or its Subsidiaries; and

         any occurrence not included in paragraphs (a) through (d) of this
Section 3.12 which has resulted, or which Euroseas has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Euroseas or its Subsidiaries.

Dividends and Distributions.

All dividends and other distributions declared and payable on the shares of capital stock of Euroseas and the Subsidiaries may under the current Laws of the Republic of the Marshall Islands, the Republic of Cyprus or the Republic of Panama, as the case may be, be paid in United States dollars and may be freely transferred and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of such jurisdictions.

Investment Company.

Euroseas is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940.

Passive Foreign Investment Company.

To Euroseas' best Knowledge, it does not believe it is a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the Code, and does not believe it is likely to become a PFIC.

Insurance.

Euroseas and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the businesses in which they are engaged. Neither Euroseas nor any such Subsidiary has received any notice from any insurance company that any insurance policy has been canceled or that such insurance company intends to cancel any such policy. Neither Euroseas nor any such Subsidiary has reason to believe that Euroseasor any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Funds.

Neither Euroseas nor any of the Subsidiaries, nor any director, shareholder, officer, agent, employee or other person associated with or acting on behalf of Euroseas or any of the Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Books, Records and Accounts.

Euroseas' books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Euroseas and the Subsidiaries.

Brokers and Finders.

Except for Roth Capital Partners, LLC and Poseidon Capital Corp., Euroseas has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

No Omissions or Untrue Statements.

No representation or warranty made by Euroseas to Cove in this Agreement, the Euroseas Disclosure Schedule or in any certificate of a Euroseas officer required to be delivered to Cove pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

         REPRESENTATIONS AND WARRANTIES OF COVE AND THE COVE PRINCIPALS

Cove and each of the Cove Principals hereby jointly and severally represents and warrants to Euroseas as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Cove Disclosure Schedule in the labeled section corresponding to the Section of the representation or warranty to which such exceptions relate):

Organization and Qualification.

Cove is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Cove has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section 4.1 of the Cove Disclosure Schedule, and to Cove's Knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by Cove or the nature of the business conducted by Cove makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on Cove. The copies of the Certificate of Incorporation and By-laws of Cove, as amended to date and delivered to Euroseas, are true and complete copies of these documents as now in effect. The minute books of Cove are complete and accurate in all material respects.

Capitalization.

The authorized capital stock of Cove as of the date hereof consists of 55,000,000 shares of common stock, $0.001 par value per share (the "Cove Common Stock"), of which 10,480,500 shares are issued and outstanding and 5,000,000 shares of preferred shares, $0.001 par value, none of which are outstanding. All of the outstanding securities of Cove are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person. All of the outstanding securities of Cove, including the Cove Common Stock, were issued in compliance with all applicable securities laws. No shares of capital stock are held in the treasury of Cove. Other than as stated in Section 4.2 of the Cove Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon Cove, to purchase or otherwise acquire any shares of capital stock of Cove or other securities of Cove. Except as stated in Section 4.2 of the Cove Disclosure Schedule, there are no outstanding securities convertible or exchangeable, actually or contingently, into shares of Cove Common Stock or other securities of Cove. At the Effective Time, Cove shall have approximately $10,000 in cash or cash equivalents after giving effect to (a) the payment or accrual on or prior to the Effective Time of all fees, costs and expenses incurred by Cove, including, but not limited to, the fees, costs and expenses of
(i) Cove's manufacturers, suppliers, vendors and third-party providers, (ii) Cove's attorneys, accountants, investment bankers and consultants, and (iii) the repayment of any outstanding loans.

Subsidiaries.

Cove has no subsidiaries. Cove does not hold any equity interest in any other Person.

Authority; Non-Contravention; Approvals.

         Cove has full corporate power and authority, and the Cove Principals have full power and authority, to enter into this Agreement and, subject to the Cove Stockholders' Approval, to consummate the transactions contemplated hereby. Cove's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Cove Stockholders' Approval which will be solicited in accordance with Section 6.2 hereof. This Agreement has been duly and validly executed and delivered by Cove and the Cove Principals, and constitutes its and their valid and binding agreement, enforceable against them in accordance with its terms, except that such enforcement may be subject to the Enforceability Exception.

         Cove's and the Cove Principals' execution and delivery of this Agreement does not, and their consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of their properties or assets under any of the terms, conditions or provisions of (i) Cove's Certificate of Incorporation or By-laws, (ii) subject to obtaining the Cove Stockholders' Approval, any Law or Order, injunction, writ, permit or license of any Governmental Authority applicable to them or any of their properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which they are now a party or by which they or any of their properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that do not, in the aggregate, have a Material Adverse Effect on Cove.

         Except for the filing and clearance of the Information Statement and the Form 8-K with the SEC pursuant to the Exchange Act and any blue sky qualifications, if needed, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for Cove's or the Cove Principals' execution and delivery of this Agreement or their consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on Cove.

Contracts Listed; No Default.

All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments and understandings, written or oral, connected with or relating in any respect to the present or future operations of Cove are, with the exception of this Agreement and the transactions contemplated hereby, described in Cove's SEC Reports and listed as exhibits thereto (the "Cove Contracts"). All such Cove Contracts are listed in Section 4.5 of the Cove Disclosure Schedule. The Cove Contracts are valid and binding upon Cove, and to Cove's Knowledge, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception and neither Cove, nor to Cove's Knowledge, any other party to any Cove Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the Knowledge of Cove, no stockholder of Cove has received any payment in violation of law from any contracting party in connection with or as an inducement for causing Cove to enter into any Cove Contract.

Litigation.

There is no (i) claim, action, suit or proceeding pending or, to Cove's Knowledge, threatened against or directly relating to Cove before any Governmental Authority, or (ii) outstanding Order, or application, request or motion therefor, of any Governmental Authority in a proceeding to which Cove or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude Cove's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on Cove.

Taxes.

Cove has duly filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it other than Tax Returns which the failure to file would have no Material Adverse Effect on Cove. All such Tax Returns were, when filed, and are accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Cove has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Cove is not a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Cove that has not been paid. There are no Tax Liens upon the assets of Cove (other than Liens for Taxes not yet due and payable). There is no valid basis, to Cove's Knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Cove by any Governmental Authority.

Employee Plans.

Cove has no employee benefit plans as defined in Section 3(3) of ERISA nor any employment agreements.

No Violation of Law.

         Cove is not in violation of and has not been given notice or been charged with any violation of, any Law, or Order, (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Cove. Cove has not received any written notice that any investigation or review with respect to it by any Governmental Authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Cove.

         Cove has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on Cove (collectively, the "Cove Permits"). Cove (a) has duly and timely filed all reports and other information required to be filed with any Governmental Authority in connection with the Cove Permits, and (b) is not in violation of the terms of any of the Cove Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on Cove. Section 4.9 of the Cove Disclosure Schedule contains a list of the Cove Permits.

         Cove (i) is in compliance with any and all applicable foreign, federal, provincial, state and local Laws, including all environmental Laws and regulations, (ii) has received all permits, licenses, other approvals and authorizations required of it under applicable environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, have a Material Adverse Effect on Cove.

         Cove has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against Cove or any of its properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect on Cove. Cove has not stored any hazardous materials on properties now or formerly owned, leased or operated by it and has not disposed of any hazardous materials in a manner contrary to any environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect on Cove. All buildings on all real properties now owned, leased or operated by Cove are in compliance with applicable environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect on Cove.

Properties.

Cove has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Cove Financial Statements or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Cove has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against Cove, and, to the Knowledge of Cove, the other parties thereto in accordance with its terms, subject to the Enforceability Exception. Neither Cove nor, to Cove's Knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of Cove is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of Cove, has any such condemnation, expropriation or taking been proposed. None of the material assets of Cove is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

Information Statement.

None of the information to be supplied by Cove for inclusion in the Euroseas Registration Statement, the Information Statement, the Form 8-K or in any amendments thereof or supplements thereto, at the time of the filing or the Euroseas Registration Statement and the Form 8-K or the mailing of the Information Statement and at the time of the Cove Special Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Business.

Cove, since its formation, has engaged in no business other than apparel sales, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business. Cove has no employees other than as disclosed in the Cove SEC Reports. No Cove employee is subject to any written employment agreement. All Cove employees are terminable at will and are not entitled to any compensation or other remuneration upon such termination. To Cove's Knowledge, no key employee or group of employees has any plans to terminate employment with Cove. Cove is not a party to any union contract or other collective bargaining agreement. Cove is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and Cove has not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the Knowledge of Cove, any labor strike or stoppage threatened) against or affecting Cove. No petition for certification has been filed and is pending before any Governmental Authority with respect to any employees of Cove who are not currently organized.

Financial Statements.

The financial statements of Cove (collectively, the "Cove Financial Statements") included in Cove's SEC Reports present fairly, in all material respects, the financial position and results of operations of Cove as of the respective dates, years and periods indicated, prepared in accordance with GAAP, applied on a consistent basis, and to the Knowledge of Cove, in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 thereunder (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material to Cove). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Cove as of the date of the most recent balance sheet comprising a portion of the Cove Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Cove Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of Cove, the value of which (in the reasonable judgment of Cove) is materially overstated in the Cove Financial Statements. Except as disclosed therein or as incurred in the ordinary course of business since March 31, 2005, Cove has no known material contingent liabilities (including liabilities for Taxes). Cove is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

Cove SEC Reports.

The Cove Common Stock has been registered under Section 12 of the Exchange Act on Form 8-A. Since its inception, Cove has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including but not limited to reports on Form 10-K and Form 10-Q, and Cove will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registration statements and documents, including its Form 8-A, filed or to be filed with the SEC, including Cove's initial registration statement relating to the Cove Common Stock, with the exception of the Information Statement, are collectively referred to as "Cove SEC Reports"). As of their respective dates, the Cove SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Cove made available to Euroseas a true and complete copy of all of the Cove SEC Reports filed on or prior to the date hereof, and will promptly provide to Euroseas a true and complete copy of any such reports filed after the date hereof and prior to the Closing Date. Neither Cove nor any of its respective directors or officers is the subject of any investigation, inquiry or proceeding before the SEC or any state securities commission or administrative agency.

OTC Bulletin Board.

It is contemplated that prior to the Effective Date and after the filing of the Form 8-K, the Cove Common Stock will be quoted on the OTC Bulletin Board and that Cove will be in compliance in all respects with all rules and regulations of the National Association of Securities Dealers, Inc. applicable to Cove and to the inclusion for quotation of such securities on the OTC Bulletin Board.

Absence of Certain Changes or Events.

Since December 31, 2004 there has not been:

         any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Cove;

         any material damage, destruction or loss of any material properties of Cove, whether or not covered by insurance;

         any change in the manner in which the business of Cove has been conducted;

         any material change in the treatment and protection of trade secrets or other confidential information of Cove; and

         any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which Cove has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Cove.

Intellectual Property; Software.

         Section 4.17(a) of the Cove Disclosure Schedule sets forth a complete and correct list in all material respects of all patents, Trademarks, copyright registrations, and applications therefor, applicable to or used in the business of Cove, together with a complete list of all licenses granted by or to Cove with respect to any of the above (collectively, "Cove Intellectual Property"). To Cove's Knowledge, all Cove Intellectual Property is owned by Cove, free and clear of all Liens, except where the failure to own or use such Cove

Intellectual Property would not have a Material Adverse Effect on Cove, or is used by Cove pursuant to valid licenses. To Cove's Knowledge, Cove is not currently in receipt of any notice of any violation or infringement of, and Cove is not knowingly violating or infringing in any material respect, the rights of others in, or to any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

         (i) Except as set forth on Schedule 4.17(b)(i) of the Cove Disclosure Schedule, Cove has title to all material computer software owned or used by Coce (other than "off-the-shelf" software not customized for its use ("Owned Software")), free and clear of all Liens. Except as set forth in Section 4.17(b)(i) or (ii) of the Cove Disclosure Schedule, the Owned Software is not dependent on any Licensed Software in order to operate fully in the manner in which it is intended. The source code of any Owned Software has not been published or knowingly disclosed to any other parties, except pursuant to contracts requiring such other parties to keep the source code of any Owned Software confidential. Section 4.17(b)(i) of the Cove Disclosure Schedule sets forth the names of any parties to whom the source code has been disclosed.

                  (ii) Section 4.17(b)(ii) of the Cove Disclosure Schedule sets forth a list of the agreements which require the payment of license fees, rents, royalties or other charges by Cove with respect to all software (other than "off-the-shelf" software that has not been customized for its use) under which Cove is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"). Cove has the right and license to use, sublicense, modify and copy Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in Section 4.17(b)(ii) of the Cove Disclosure Schedule or in the agreements referenced therein. Cove is in material compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on
Section 4.17(b)(ii) of the Cove Disclosure Schedule, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Cove has not published or knowingly disclosed any Licensed Software to any other party except, in the case of Licensed Software which it leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. Section 4.17(b)(ii) of the Cove Disclosure Schedule sets forth the names of any parties to whom the Licensed Software has been disclosed. As of the date hereof, to Cove's Knowledge, no party to whom Cove has disclosed Licensed Software has breached such obligation of confidentiality.

                  (iii) The Owned Software and Licensed Software constitute all software used in the business of Cove (collectively, the "Cove Software"). To the best of Cove's Knowledge, the transactions contemplated herein will not cause a breach or default under any license, lease or similar agreement relating to Cove Software or impair the ability of Cove to use Cove Software subsequent to the Effective Time in the same manner as Cove Software is currently used by Cove. Cove is not knowingly infringing in any material respect any intellectual property rights of any other person or entity with respect to Cove Software, and, except as set forth in Section 4.17(b)(iii) of the Cove Disclosure Schedule, to Cove's Knowledge, no other person or entity is infringing any intellectual property rights of Cove with respect to the Cove Software.

Business Locations.

Except as set forth in Section 4.18 of the Cove Disclosure Schedule, Cove does not own or lease real property in any state or country. Cove does not have any executive offices or places of business except as otherwise set forth in Section
4.18 of the Cove Disclosure Schedule.

Compensation of Directors, Officers and Employees.

Section 4.19 of the Cove Disclosure Schedule contains a true and complete list showing (a) the names of all directors and officers of Cove and (b) the names of all salaried persons whose aggregate compensation for purposes of Tax reporting from Cove in the fiscal year ended September 30, 2004 was, or in the year ending September 30, 2005 is expected to be $10,000 or more per year.

Investment Company.

Cove is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940.

Insurance.

Cove is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and in accordance with standard industry practice in the business in which it is engaged. Cove has not received any notice from any insurance company that any insurance policy has been canceled or that such insurance company intends to cancel any such policy. Cove does not have any reason to believe that Cove will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Funds.

Neither Cove, nor any director, shareholder, officer, agent, employee or other person associated with or acting on behalf of Cove, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Related Transactions.

Except as set forth in Section 4.23 of the Cove Disclosure Schedule, no Cove Principal has (a) borrowed from or loaned to Cove or other property which has not been repaid or returned, (b) any contractual relationship or other claims, express, or implied, of any kind whatsoever against Cove or (c) any interest in any property used by Cove.

Books, Records and Accounts.

Cove's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Cove, and to the Knowledge of Cove, the system of internal accounting controls of Cove is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Disclosure Controls.

Cove has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to Cove is made known to Cove's principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Information Statement; (ii) have been evaluated for effectiveness as of the date of this Agreement; and (iii) are effective in all material respects to perform the functions for which they were established.

Absence of Material Weaknesses.

Based on the evaluation of its internal controls over financial reporting, Cove is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Cove's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting.

Brokers and Finders.

Cove has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

No Omissions or Untrue Statements.

No representation or warranty made by Cove to Euroseas in this Agreement, the Cove Disclosure Schedule or in any certificate of a Cove officer required to be delivered to Euroseas pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.



                     CONDUCT OF BUSINESS PENDING THE MERGER

Conduct of Business Prior to Effective Time.

Each of Cove, the Cove Principals and Euroseas, as applicable, hereby covenants and agrees as follows (and the Cove Principals covenant and agree to cause Cove to comply with such covenants and agreements), from and after the date of this Agreement and until the Effective Time, except as specifically consented to in writing by the other party or as set forth in Section 5.1 of the respective Disclosure Schedules:

         It shall conduct its business in the ordinary and usual course of business and consistent with past practice;

         It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (other than a reverse stock split by Euroseas with the prior consent of Cove, which consent shall not be unreasonably withheld or delayed), (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

         It shall not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing (except, in the case of Euroseas, it may issue shares and warrants as contemplated in connection with the Private Placement Transaction);

         It shall not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take or fail to take any action which action or failure to take action would cause it or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for Tax purposes as a result of the consummation of the Merger,
(iii) in the case of Cove, make any acquisition of any material assets or businesses, (iv) in the case of Cove, sell any material assets or businesses,
(v) in the case of Cove, enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or (vi) in the case of Kevin Peterson, he or she shall not resign as a director or officer of Cove until the Effective Time;

         It shall use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

         It shall confer on a regular basis with one or more representatives of the other to report on material operational matters and the general status of ongoing operations; and

         It shall file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act.

No Solicitation.

         Euroseas agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, that Euroseas shall not give authorization or permission to any of Euroseas' directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Euroseas or any of the Subsidiaries, acquisition of all or any substantial portion of the assets or capital stock of Euroseas or any of the Subsidiaries or inquiries or proposals concerning or which may reasonably be expected to lead to any of the foregoing (other than purchases and sales of vessels and/or vessel owning companies) (a "Euroseas Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than Cove or its Affiliates) with respect to any Euroseas Acquisition Transaction or enter into any agreement, arrangement or understanding requiring Euroseas to abandon, terminate or fail to consummate the Merger or any other transaction expressly contemplated by this Agreement, or contemplated to be a material part thereof. Euroseas shall advise Cove in writing of any bona fide inquiries or proposals relating to any Euroseas Acquisition Transaction within one business day following receipt by Euroseas of any such inquiry or proposal. Euroseas shall also promptly advise any person seeking an Euroseas Acquisition Transaction that it is bound by the provisions of this Section 5.2(a).

         Cove and each of the Cove Principals agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, that neither Cove nor the Cove Principals shall, and shall not give authorization or permission to any of Cove's directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Cove, acquisition of all or any substantial portion of the assets or capital stock of Cove, or inquiries or proposals which may reasonably be expected to lead to any of the foregoing (a "Cove Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than the Euroseas) with respect to any Cove Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction expressly contemplated by this Agreement, or contemplated to be a material part thereof. Cove shall advise Euroseas in writing of any bona fide inquiries or proposals relating to a Cove Acquisition Transaction, within one business day following Cove's receipt of any such inquiry or proposal. Cove shall also promptly advise any person seeking a Cove Acquisition Transaction that it is bound by the provisions of this Section 5.2(b). Nothing herein shall preclude Cove from making any SEC required disclosures contemplated in this Agreement.



                              ADDITIONAL AGREEMENTS

Access to Information.

Each of Cove and Euroseas shall afford to the other and the other's accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of it and, during such period, shall furnish promptly
(a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement or which may have a Material Adverse Effect on it and (b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to Cove, the Cove Principals or Euroseas, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that Cove, the Cove Principals and Euroseas, as applicable, may disclose such information as may be required under applicable Law or as may be necessary in connection with the preparation of the Euroseas Registration Statement, the Information Statement and the Form 8-K. Each party shall promptly advise the others, in writing, of any change or the occurrence of any event after the date of this Agreement and prior to the Effective Time having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have, any Material Adverse Effect on Euroseas or Cove, as applicable.

Euroseas Registration Statement.

         Euroseas covenants and agrees to file with the SEC as soon as shall be reasonably practicable following the date of this Agreement (but in no event later than 60 days following the consummation of the Private Placement Transaction and provided Cove shall have supplied Euroseas with the Information Statement to be included therein), at its sole cost and expense, a registration statement on Form F-1 or F-4 or comparable form (the "Euroseas Registration Statement") which shall include an information statement/prospectus (the "Information Statement") relating to the solicitation of the Cove Stockholders' Approval of, and covering the issuance of the Euroseas Shares in, the Merger, shares of Friends and the shares of Euroseas common stock issued to the investors in the Private Placement Transaction. Euroseas shall use all reasonable best efforts to have the Euroseas Registration Statement declared effective by the SEC as promptly as practicable thereafter. Euroseas shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Euroseas Shares in the Merger. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Euroseas Registration Statement or the Information Statement will be made by Euroseas, without providing Cove a reasonable opportunity to review and comment thereon. Euroseas will advise Cove, promptly after it receives notice thereof, of the time when the Euroseas Registration Statement has become effective or any supplement or amendment has been filed to the Euroseas Registration Statement or the Information Statement, the issuance of any stop order, the suspension of the qualification of Euroseas Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Euroseas Registration Statement, the Information Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Cove or Euroseas, or any of their respective Affiliates, officers or directors, should be discovered by Cove or Euroseas which should be set forth in an amendment or supplement to any of the Euroseas Registration Statement or the Information Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Cove.

         Cove and Euroseas shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preparation and filing of the Euroseas Registration Statement, the Information Statement and the Form 8-K and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement.

SEC Filings by Cove.

Cove shall file with the SEC, as soon as reasonably practicable following the filing of the Euroseas Registration Statement, any document required to be filed by it in connection with the Merger and the Cove Stockholders' Approval contemplated by this Agreement, including, without limitation, any documents required under the SEC's Regulation 14A and 14C.

Stockholders' Approval.

Cove shall use its reasonable best efforts to obtain Cove stockholder approval and adoption (collectively, the "Cove Stockholders' Approval") of this Agreement and the transactions contemplated hereby, as soon as practicable in accordance with applicable Nevada law and the Cove By-laws following the date upon which the Euroseas Registration Statement is declared effective by the SEC. Cove shall, through its board of directors, recommend to the holders of Cove Common Stock approval of this Agreement and the transactions contemplated by this Agreement. The persons who are then the directors of Cove (the "Cove Directors"), in their capacities as members of the board of directors of Cove but subject to their fiduciary duty to the stockholders of Cove, in connection with the solicitation of consents pursuant to the Information Statement, shall unanimously recommend the approval and adoption of the Merger and this Agreement by the stockholders of Cove.

Stock Exchange Listing/Exchange Act Listing.

Cove and Euroseas shall each use its reasonable best efforts to file, at or before the Effective Time, authorization for listing of the Euroseas Shares on the NASDAQ SmallCap Market, The American Stock Exchange Inc. or, if permissible, the NASDAQ National Market (the "Stock Exchange Listing"). In addition, Euroseas shall, as soon as reasonably practicable, file a registration statement under the Exchange Act and use its reasonable best efforts to cause the SEC to declare such registration statement effective with respect to the listing of the Euroseas Shares issued in the Merger and the shares of Euroseas common stock issued in the Private Placement Transaction (the "Exchange Act Listing").

Cove Warrants and Cove Options.

There are no Cove warrants or options outstanding and Cove shall not issue any warrants, options or other securities.

Agreement to Cooperate.

Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Cove Stockholders' Approval; and provided that nothing in this
Section 6.7 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

Public Statements.

The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby. Cove shall not issue any such press release or any other public statement with respect to this Agreement or the transactions contemplated hereby absent the prior written consent of Euroseas (which consent shall not be unreasonably withheld or delayed), except that such prior written consent shall not be required if, in the reasonable judgment of Cove based upon the advice of counsel, seeking and obtaining prior written consent would prevent the timely dissemination of such release or statement in violation of the Exchange Act or other applicable Law or Order.

Corrections to the Information Statement and the Euroseas Registration
Statement.

Prior to the Closing Date, each of Euroseas and Cove and the Cove Principals shall correct promptly any information provided by it to be used specifically in the Euroseas Registration Statement, the Information Statement and the Form 8-K that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Euroseas Registration Statement, the Information Statement and the Form 8-K so as to correct the same and to cause appropriate dissemination thereof to the stockholders of Cove, to the extent required by applicable Law.

Disclosure Supplements.

From time to time prior to the Closing Date, and in any event immediately prior to the Closing Date, each of Cove, the Cove Principals and Euroseas shall promptly supplement or amend its Disclosure Schedule with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. Notwithstanding the foregoing, if any such supplement or amendment discloses a Material Adverse Effect, the conditions to the other party's obligations to consummate the Merger set forth in Article VII hereof shall be deemed not to have been satisfied.

                                   CONDITIONS

Conditions to Each Party's Obligations to Effect the Merger.

The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         Cove shall have obtained the Cove Stockholders' Approval;

         The Euroseas Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

         Euroseas shall have applied for the Stock Exchange Listing and the Exchange Act Listing.

         No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents or materially burdens the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Governmental Authority, which would prevent or materially burden the consummation of the Merger;

         All consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time without any material limitations or conditions.

Conditions to Obligations of Euroseas to Effect the Merger.
Unless waived by Euroseas, the obligation of Euroseas to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         Cove and the Cove Principals shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Cove and the Cove Principals contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects other than as modified) on and as of (i) the date made and (ii) the Closing Date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Euroseas shall have received a certificate of each of the Cove Principals and of the president of Cove to that effect;

         Euroseas shall have received an opinion of Kirkpatrick & Lockhart Nicholson Graham, LLP ("K&L"), counsel to Cove, dated the Closing Date, in form and substance reasonably satisfactory to Euroseas, which shall include, among other things, an opinion that the Merger should qualify as a reorganization within the meaning of Code Section 368. In rendering such opinion, K&L shall be entitled to rely upon certain factual representations, customary for transactions of the type contemplated by this Agreement, made to it by authorized officers of Euroseas and Cove, including, but not limited to the following: (i) no more than fifty percent of each of the total voting power and the total value of the Euroseas Shares will be received in the Merger, in the aggregate, by shareholders of Cove; (ii) no more than fifty percent of each of the total voting power and the total value of the Euroseas Shares will be owned, in the aggregate, immediately after the Merger by U.S. persons who are either officers or directors of Cove or who owned at least five percent of either the total voting power or the total value of the stock of Cove immediately prior to the Merger; (iii) any Cove shareholder who owns at least five percent of either the total voting power or the total value of the Euroseas Shares immediately after the Merger shall enter into a five-year agreement to recognize gain with respect to Cove stock or securities exchanged pursuant to the Merger in the form provided by Treasury Regulation Section 1.367(a)-8; (iv) Euroseas satisfies the "active trade or business test" set forth in Treasury Regulation Section 1.367(a)-3(c)(3); and (v) Cove shall, and Euroseas shall ensure that Cove shall, comply with the information reporting requirements set forth in Treasury Regulation Section 1.367(a)-3(c)(6).

         Euroseas shall have received a "comfort" letter from the independent public accountants for Cove, dated the date of the Information Statement and the Closing Date (or such other date reasonably acceptable to Euroseas) with respect to certain financial statements of Cove and other related financial information included in the Information Statement in customary form;

         Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to Cove, the likelihood of which was not previously disclosed to Euroseas by Cove in the Cove Disclosure Schedule and which would have a Material Adverse Effect on Euroseas, and Cove shall have engaged in no business activity since the date of its incorporation other than conducting a public offering of its securities, the apparel business and, thereafter, seeking to effect a merger or similar business combination with an operating business;

         Euroseas shall have received a certificate from the corporate Secretary of Cove, together with a certified copy of the resolutions duly authorized by Cove's board of directors authorizing the Merger and, if applicable, the transactions contemplated by this Agreement;

         Euroseas shall have received a certificates of good standing for Cove from the Secretary of State of the State of Nevada dated as of a date that is within five (5) days of the Closing Date;

         Cove shall have furnished to the Euroseas such additional certificates and other customary closing documents as Euroseas may have reasonably requested as to any of the conditions set forth in this Section 7.2;

         At the Effective Time, Cove shall have approximately $10,000 in cash or cash equivalents after giving effect to the payment or accrual on or prior to the Effective Time of all fees, costs, expenses and liabilities incurred by Cove, including, but not limited to, the fees, costs and expenses of (i) Cove's manufacturers, suppliers, vendors and third-party providers, (ii) Cove's attorneys, accountants, investment bankers and consultants in connection with the transactions contemplated by this Agreement and (iii) the repayment of any outstanding loans;

         The Pledge Agreement shall have been executed pursuant to which the Cove Principals have pledged or caused the Pledged Shares to be pledged to Euroseas by the Cove Principals or pledgors reasonably acceptable to Euroseas and deposited with an independent collateral agent (in the amount and in accordance with the method set forth in Article IX) to secure the indemnification obligations of the Cove Principals under this Agreement;

         Euroseas shall have raised at least $21 million in the Private Placement Transaction on terms reasonably satisfactory to Euroseas;

         At Closing, Cove's capitalization shall be unchanged from that set forth in Section 4.2 and all loans made to Cove and all other outstanding debt and all other liabilities shall have been paid in full;

         Euroseas shall have received written resignations and releases from each of Cove's directors and officers and which resignations and releases, by their respective terms, shall become effective immediately prior to the Effective Time; provided however that Jodi Hunter shall remain an at will employee of Cove and the Surviving Corporation, as contemplated by Section 10.10 of this Agreement;

         Cove shall have conducted the operation of its business in material compliance with all applicable Laws and all approvals required of Cove under applicable law to enable Cove to perform its obligations under this Agreement shall have been obtained;

         Cove shall have moved its principal headquarters from California to the Cayman Islands and shall have filed all documentation and paid all fees necessary to locate its principal headquarters in the Cayman Islands and to terminate its authorization to do business in California; and

         All corporate proceedings of Cove in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to Euroseas by or on behalf of Cove pursuant to this Agreement shall be reasonably satisfactory to Euroseas and its counsel.

Conditions to Obligations of Cove to Effect the Merger.

Unless waived by Cove, the obligations of Cove to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

         Euroseas shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Euroseas contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects, other than as modified) on and as of (i) the date made and (ii) the Closing Date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Cove shall have received a Certificate of the president of Euroseas to that effect;

         Cove shall have received an opinion of Seward & Kissel LLP, counsel to Euroseas, dated the Closing Date, in form and substance reasonably satisfactory to Cove;

         Cove shall have received a "comfort" letter from Deloitte & Touche LLP, independent certified public accountants for Euroseas, dated the date of the Information Statement and the Closing Date (or such other date reasonably acceptable to Cove) with respect to certain financial statements of Euroseas and other related financial information included in the Information Statement in customary form;

         At Closing, Euroseas' capitalization shall be unchanged from that as set forth in Section 3.2, except as may be adjusted for the issuance of the shares and warrants, if any, in the Private Placement Transaction;

         Cove shall have received a certificate of the corporate Secretary of Euroseas, together with a certified copy of the resolutions duly authorized by the board of directors and Euroseas authorizing the Merger and the transactions contemplated by this Agreement;

         Cove shall have received a certificate of good standing for Euroseas from the Registrar of Corporations of the Republic of the Marshall Islands dated as of a date that is within five (5) days of the Closing Date;

         Euroseas shall have furnished to Cove such additional certificates and other customary closing documents as Cove may have reasonably requested as to any of the conditions set forth in this Section 7.3;

         Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to Euroseas and its Subsidiaries, the likelihood of which was not previously disclosed to Cove by Euroseas;

         All corporate proceedings of Euroseas in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates and other documents delivered to Cove by or on behalf of Euroseas pursuant to this Agreement shall be in substantially the form called for hereunder or otherwise reasonably satisfactory to Cove and its counsel.

                        TERMINATION, AMENDMENT AND WAIVER

Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Cove:

         by mutual consent in writing of Cove and Euroseas;

         unilaterally upon written notice by Cove to Euroseas upon the occurrence of a Material Adverse Effect with respect to Euroseas, the likelihood of which was not previously disclosed to Cove in writing by Euroseas prior to the date of this Agreement;

         unilaterally upon written notice by Euroseas to Cove upon the occurrence of a Material Adverse Effect with respect to Cove, the likelihood of which was not previously disclosed to Euroseas in writing by Cove prior to the date of this Agreement;

         unilaterally upon written notice by Cove to Euroseas in the event a material breach of any material representation or warranty of Euroseas contained in this Agreement (unless such breach shall have been cured within ten (10) days after the giving of such notice by Cove), or the willful failure of Euroseas to comply with or satisfy any material covenant or condition of Euroseas contained in this Agreement;

         unilaterally upon written notice by Euroseas to Cove in the event of a material breach of any material representation or warranty of Cove or the Cove Principals contained in this Agreement (unless such breach shall have been cured by Cove or the Cove Principals within ten (10) days after the giving of such notice by Euroseas), or Cove's or the Cove Principals' willful failure to comply with or satisfy any material covenant or condition of Cove or the Cove Principals contained in this Agreement, or if Cove fails to obtain the Cove Stockholders' Approval;

         unilaterally upon written notice by either Cove or Euroseas to the other if the Merger is not consummated for any reason not specified or referred to in the preceding provisions of this Section 8.1 by the close of business on February 28, 2006, provided however that no party may avail itself of this ground for termination if such failure to consummate the Merger is caused by such party either in breach of this Agreement or by not proceeding in good faith towards the consummation of the Merger; or
         unilaterally upon written notice by Euroseas to Cove in the event that by September 1, 2005, Euroseas shall not have raised at least $21 million in the Private Placement Transaction on terms reasonably satisfactory to Euroseas.

Effect of Termination.

In the event of termination of this Agreement by either Cove or the Euroseas, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either Euroseas or Cove (except as set forth in the penultimate sentence of Section 6.1 (with respect to confidential and nonpublic information) and Section 8.5, which shall survive such termination). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

Waiver.

At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Expenses.

Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as otherwise specifically provided for herein, and except as provided in that certain Engagement Agreement dated April 21, 2005 between Roth Capital Partners, LLC and Eurobulk Ltd., which provides for the payment of certain expenses of this transaction by Eurobulk Ltd., which expenses shall be paid by Euroseas if the Merger is consummated.

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Survival of Representations and Warranties.

The respective representations, warranties, obligations, agreements and promises of the parties contained in this Agreement and in any exhibit, schedule, certificate or other document delivered pursuant to this Agreement, shall survive for a period of two years following the Closing Date.

Indemnification.

         Euroseas hereby agrees to indemnify and hold harmless Cove and the Cove stockholders (in the aggregate, in proportion to each such Cove stockholder's ownership of the capital stock of Cove, on a fully diluted basis) and each of their Affiliates and their respective fiduciaries, directors, officers, controlling persons, representatives and agents against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses and costs of investigation) (a "Loss") arising, directly or indirectly, out of or in connection with (i) any material breach of any representation or warranty of Euroseas contained in this Agreement, or (ii) any breach of any covenant or agreement of Euroseas contained in this Agreement.

         Cove and each of the Cove Principals hereby jointly and severally agrees to indemnify and hold harmless Euroseas and each of its Affiliates and its respective fiduciaries, directors, officers, controlling persons, representatives and agents against and hold them harmless from any Loss arising, directly or indirectly, out of or in connection with (i) any material breach of any representation or warranty of Cove or a Cove Principal contained in this Agreement, (ii) any breach of any covenant or agreement of Cove or a Cove Principal contained in this Agreement, (iii) any liabilities of Cove (other than accounts payable incurred in the ordinary course of business to the extent they do not exceed net current assets) occurring or accruing prior to the Effective Time, including but not limited to any securities law violations; (iv) any claim by any Cove stockholder related to any sale or transfer of shares of Cove Common Stock by the Cove Principals prior to the Effective Time. The sole recourse Euroseas shall have against the Cove Principals for any such Loss shall be to the Pledged Shares, unless the Loss arises, directly or indirectly, out of or in connection with any breach of a representation or warranty that was knowing, intentional, grossly negligent or reckless (each, a "Significant Breach"), in which event Euroseas' recourse against the Cove Principals shall not be limited to the Pledged Shares. Instead, with respect to any Loss resulting from a Significant Breach that cannot be fully satisfied by recourse to all of the Pledge Shares, then in addition to all of the Pledged Shares, such indemnity shall continue on a several basis against the Cove Principals responsible for the Significant Breach (including those who knew of the Significant Breach or should have known of the Significant Breach but for their gross negligence, wilful misconduct or recklessness).

         In furtherance of the foregoing, on or prior to the Closing Date, the Cove Principals shall pledge or cause to be pledged to Euroseas an aggregate of at least 475,000 Euroseas Shares (after giving effect to the Merger and the exchange of Cove Common Stock for Euroseas Shares in connection therewith) by pledgors reasonably acceptable to Euroseas and such Pledged Shares shall be deposited with an independent collateral agent to secure the indemnification obligations of the Cove Principals under this Article IX. Such Pledged Shares will be governed by the terms of a pledge agreement (the "Pledge Agreement") with an independent collateral agent selected by Euroseas and reasonably acceptable to the Cove Principals. The Cove Principals by virtue of the approval of this Agreement, (i) consent to, and will cause and authorize Euroseas on their behalf to, deposit the Pledged Shares with the collateral agent, and (ii) agree to be bound by the indemnification provisions of this Article IX. The Pledge Agreement shall contain, among other things, irrevocable instructions by the pledgors to Euroseas authorizing Euroseas to deposit any Euroseas Shares to be received by pledgors in connection with the Merger directly with the collateral agent, if necessary to satisfy the pledge requirement hereunder.

         Notwithstanding anything to the contrary contained herein, any indemnification by the Cove Principals pursuant to this Article IX shall be paid at the discretion of the Cove Principals in the form of either (x) wire transfer or bank check, or (y) in accordance with the procedures set forth in the Pledge Agreement. To the extent the proceeds of sale pursuant to the Pledge Agreement are not sufficient to satisfy their indemnification obligations hereunder, the Cove Principals shall not be obligated for any remaining amounts except as set forth in Section 9.2(b) above with respect to a Significant Breach, in which event the applicable Cove Principals shall pay any remaining amounts owed by wire transfer or bank check.

         The Pledge Agreement shall provide that (i) unless (A) Euroseas provides written notice to the Cove Principals, the pledgors under the Pledge Agreement and the collateral agent of a claim for indemnification against the Cove Principals on or prior to the one year anniversary of the Effective Time and (B) files a lawsuit within 60 days after providing such notice, then 40% of the Pledged Shares shall be released from the collateral account to the pledgors without the need of any consent thereto by Euroseas, and (ii) unless (A) Euroseas provides written notice to the Cove Principals, the pledgors under the Pledge Agreement and the collateral agent of a claim for indemnification against the Cove Principals on or prior to the 18-month anniversary of the Effective Time and (B) files a lawsuit within 60 days after providing such notice, the remaining Pledged Shares shall be released from the collateral account to the pledgors without the need of any consent thereto by Euroseas. The fees and expenses of the collateral agent shall be shared equally between Euroseas and the pledgors.

Third-Party Claims.

         If any party entitled to be indemnified hereunder (an "Indemnified Party") receives notice of the assertion of any claim in respect of Losses, such Indemnified Party shall give the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing such claim or fact in reasonable detail (the "Notice of Claim") promptly (and in any event within ten (10) Business Days after receiving any written notice from a third party). The failure by the Indemnified Party to timely provide a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party of any liability, except to the extent that the Indemnifying Party is prejudiced by the Indemnified Party's failure to provide timely notice hereunder.

         In the event any Indemnifying Party notifies the Indemnified Party within ten (10) Business Days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof: (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice (and at its expense) reasonably satisfactory to the Indemnified Party; (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest); (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party which consent shall not be unreasonably withheld; and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, and, in a settlement or compromise which does not involve only the payment of money by the Indemnifying Party, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld.

         In the event the Indemnifying Party does not notify the Indemnified Party within ten (10) Business Days after the Indemnified Party has received a Notice of Claim that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party shall have the right, subject to the provisions of this Article IX, to undertake the defense, compromise or settlement of such claim for the account of the Indemnifying Party. Unless and until the Indemnifying Party assumes the defense of any claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advance that, in the event it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Article IX.

         In the event that the Indemnifying Party undertakes the defense of any claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

                               GENERAL PROVISIONS

Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (effective upon delivery), sent by a reputable overnight courier service for next business day delivery (effective the next business day) or sent via facsimile (effective upon receipt of the telecopy in complete, readable form) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Cove or to the Cove Principals, to:
                  Cove Apparel, Inc.
                  1003 Dormador, Suite 21
                  San Clemente, CA  92672
                  Attention:  Kevin Peterson, President
                  FAX: (949) 250-8656
                  with a copy to:
                  Leib Orlanski
                  Kirkpatrick & Lockhart, Nicholson, Graham
                  10100 Santa Monica Boulevard, Seventh Floor
                  Los Angeles, CA  90067
                  FAX: (310) 552-5001

         If to Euroseas, to:
                  Euroseas Ltd.
                  Aethrion Center
                  40 Ag Konstantinou Ave
                  151-24 Maroussi, Greece
                  FAX: +30-210-6105111

                  with a copy to:
                  Seward & Kissel LLP
                  One Battery Park Plaza
                  New York, New York 10004
                  Attention:  Larry Rutkowski, Esq.
                  FAX:  (212) 480-8421

                  and to:
                  Broad and Cassel
                  201 S. Biscayne Boulevard
                  Suite 300
                  Miami, Florida 33131
                  Attention: A. Jeffry Robinson, Esq.
                  FAX: (305) 995-6402

Interpretation.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Miscellaneous.

This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (and except as otherwise set forth herein expressly in that certain Term Sheet dated April 21, 2005 between Cove and Eurobulk Ltd.); (ii) shall not be assigned by contract, operation of law or otherwise, and any attempt to do so shall be void; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

Submission to Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in The City of New York and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any matter set forth in this Agreement, and each of the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Euroseas, Cove and the Cove Principals each hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Euroseas, Cove and the Cove Principals each irrevocably consent to the service of any and all process in any action or proceeding by the delivery of copies of such process to it at its notice address in Section 10.1. Euroseas, Cove and the Cove Principals each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Waiver of Jury Trial.

THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed original.

Benefits of Agreement.

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the stockholders of Cove, any benefit or any legal or equitable right, remedy or claim under this Agreement, except that the holders of Cove Capital Stock on the Closing Date shall be third party beneficiaries of Article IX of this Agreement.

Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section
10.7 of this Agreement.

Captions.

The captions of sections and subsections of this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

Other Obligations.

EuroSub shall be capitalized with $25,000. Cove and its successor, will be maintained by Euroseas as an operating wholly owned subsidiary as may be required in order to achieve continuity of business enterprise of its apparel business, to achieve tax free reorganization treatment under Section 368(a)(2)(D) or 368(a)(2)(E) of the Code as applicable to Cove and its shareholders in the transaction. Euroseas will use its best efforts to employ Jodi Hunter as an at will employee for this purpose and Jodi Hunter agrees to perform such services and to provide an office in the Cayman Islands for this purpose at no cost or expense to Euroseas and Euroseas shall not be required to provide any financing to Cove and its successor, but rather, the Cove Principals shall provide, or cause to be provided, such financing and office, if necessary, for this purpose. Thereafter, the Surviving Corporation may be dissolved, liquidated or sold in the sole discretion of Euroseas. Following the Merger, Euroseas and Eurosub will comply with the record-keeping and information filing requirements of United States Treasury Regulations Section 1.368-3. Euroseas shall ensure that Cove shall comply with the reporting requirements set forth in Treasury Regulations Section 1.367(a)-3(c)(6) and 1.367(a)-3(c)(7) with respect to the Merger.

Amendments.
This Agreement may be amended only in a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, Cove, the Cove Principals, Euroseas and EuroSub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

EUROSEAS ACQUISITION COMPANY, INC.



                                       By:
                            Name: Aristides J. Pittas
                                Title: President

EUROSEAS LTD.

By:
         -----------------------------------
Name:    Aristides J. Pittas
Title:   President

COVE APPAREL, INC.


By:
         -----------------------------------

Name:    Kevin Peterson

Title:   President



--------------------------
Kevin Peterson


--------------------------
Shawn Peterson


--------------------------
Jodi Hunter


--------------------------
Daniel Trotter

                                   EXHIBIT 2.6

                              EUROSEAS POST MERGER

                                                                 Euroseas Shares
                                                                  Post Merger1

Euroseas Shares to be owned by Friends Ltd.                        29,754,166

Euroseas Shares expected to be issued in the Private
Placement Transaction                                               7,026,993

Euroseas Shares expected to be issued to Cove Stockholders          1,079,167

TOTAL                                                              37,860,326








3 Assumes all outstanding securities in Cove and Euroseas are exchanged for, or converted to, Euroseas Shares and gives effect to the contemplated Private Placement Transaction but does not include any warrants issued in the Private Placement Transaction.

                          EUROSEAS DISCLOSURE SCHEDULE

                                  SEE ATTACHED

                                  SCHEDULE 2.5

                        DIRECTORS AND OFFICERS OF EUROSUB
                            AS OF THE EFFECTIVE TIME

Directors
---------

     Aristides J. Pittas



Officers
--------

     Aristides J. Pittas - PresidentTreasurer/Secretary

     Lawrence Rutkowski - Assistant Secretary

                                 SCHEDULE 3.1(a)

                        QUALIFIED BUSINESS JURISDICTIONS
                        --------------------------------

Marshall Islands

                                  SCHEDULE 3.6

                                   LITIGATION

None

                                 SCHEDULE 3.8(b)

                                    VESSELS 1
                                    ---------

        OWNER           COUNTRY OF INCORPORATION       VESSEL              FLAG              DWT      COUNTRY BUILT   YEAR BUILT
                                                        NAME
----------------------- ------------------------- ----------------- -------------------- ------------ --------------- ------------
  Diana Trading Ltd.        Republic of the            IRINI          Marshall Islands     69,734         Japan          1988
                            Marshall Islands
----------------------- ------------------------- ----------------- -------------------- ------------ --------------- ------------
  Alterwall Business       Republic of Panama       YM QINGDAO I        Panamanian         18,253         Japan          1989
         Inc.
----------------------- ------------------------- ----------------- -------------------- ------------ --------------- ------------
Allendale Investments      Republic of Panama        KUO HSIUNG         Panamanian         18,154         Japan          1993
         S.A.
----------------------- ------------------------- ----------------- -------------------- ------------ --------------- ------------
   Alcinoe Shipping        Republic of Cyprus       PANTELIS P.           Cypriot          32,443        Scotland        1981
       Limited
----------------------- ------------------------- ----------------- -------------------- ------------ --------------- ------------
  Searoute Maritime        Republic of Cyprus          ARIEL              Cypriot          33,712         Japan          1977
       Limited
----------------------- ------------------------- ----------------- -------------------- ------------ --------------- ------------
 Oceanpride Shipping       Republic of Cyprus         JOHN P.             Cypriot          26,354        Scotland        1981
       Limited
----------------------- ------------------------- ----------------- -------------------- ------------ --------------- ------------
 Oceanopera Shipping       Republic of Cyprus       NIKOLAOS P.           Cypriot          34,750         Spain          1984
       Limited

Each vessel and/or vessel owning subsidiary is subject to, among other things, one or more of the following in connection with the financing of such vessel: mortgage; assignment of earnings; assignment of insurances; assignment of requisition compensation; charter party assignment; accounts pledge; pledge of capital stock.

                                  SCHEDULE 3.11

                             UNDISCLOSED LIABILITIES
                             -----------------------

Euroseas distributed dividends of 10,190,000 USD on April 5, 2005.

Euroseas distributed dividends of 34,039,232 USD on May 31, 2005

                                  SCHEDULE 3.12

                     CERTAIN CHANGES SINCE DECEMBER 31, 2004
                     ---------------------------------------

 Euroseas distributed dividends of 10,190,000 USD on April 5, 2005.

Euroseas distributed dividends of 34,039,232 USD on May 31, 2005

                            COVE DISCLOSURE SCHEDULE

                                  SEE ATTACHED

                                  SCHEDULE 4.1

                         ORGANIZATION AND QUALIFICATION
                         ------------------------------

Jurisdictions in which Cove does business:  California

Jurisdictions in which Cove is qualified as a foreign corporation:  California

                                  SCHEDULE 4.2

                                 CAPITALIZATION
                                 --------------

None except as set forth in Section 4.2

                                  SCHEDULE 4.5

                                 COVE CONTRACTS
                                 --------------

None

                                  SCHEDULE 4.9

                                     PERMITS
                                     -------

None

                                SCHEDULE 4.17(a)

                           COVE INTELLECTUAL PROPERTY

Governmental licenses, permits and consents, and pending applications with respect thereto: none Intellectual property rights owned by or licensed to or from the Company: Trademark application filed for "Cove Apparel" October 10, 2003 and, according to United States Patent and Trademark Office, Trademark Applications and Registrations Retrieval (TARR) website (http://tarr.uspto.gov), as of May 17, 2005, final review prior to publication has been completed, application will be published for opposition.










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                               SCHEDULE 4.17(b)(i)

                                 OWNED SOFTWARE
                                 --------------

None

                              SCHEDULE 4.17(b)(ii)

                                LICENSED SOFTWARE
                                -----------------

None

                              SCHEDULE 4.17(b)(iii)

                   INFRINGEMENT ON COVE INTELLECTUAL PROPERTY
                   ------------------------------------------

None

                                  SCHEDULE 4.18

                               BUSINESS LOCATIONS
                               ------------------

1.       Verandah Suites

         Georgetown, Grand Cayman

         Box 10169 APO



2. Executive Office:

         1010 Calle Cordillera, #106

         San Clemente, CA  92672

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                                  SCHEDULE 4.19

                COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES
                -------------------------------------------------

Officers and Directors

Kevin Peterson, President, Secretary, Director

Shawn Peterson, Treasurer, Director



No compensation to officers, directors or employees, except ad set forth in the Cove 10-K for year ended September 30, 2004

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                                  SCHEDULE 4.23

                              RELATED TRANSACTIONS
                              --------------------

Jodi Hunter has loaned $65,000 to Cove which will be forgiven at the Effective Date












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